UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

SIGNET JEWELERS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

(441) 296 5872

(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Shareholders of Signet Jewelers Limited (the “Company”) was held on June 17, 2016.

(b) The following matters were voted upon at the Annual Meeting of Shareholders and the results of the voting were as follows:

Proposal One:

To elect ten directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors are elected or appointed in accordance with the Bye-laws of the Company.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
H. Todd Stitzer	56,813,510	6,187,262	96,574	1,421,958
Virginia Drosos	56,306,337	6,690,057	100,952	1,421,958
Dale Hilpert	56,589,783	6,410,152	97,411	1,421,958
Mark Light	56,832,018	6,168,554	96,774	1,421,958
Helen McCluskey	56,833,090	6,167,900	96,356	1,421,958
Marianne Miller Parrs	56,830,202	6,170,276	96,868	1,421,958
Thomas Plaskett	56,822,686	6,178,091	96,569	1,421,958
Robert Stack	56,830,484	6,170,020	96,842	1,421,958
Eugenia Ulasewicz	56,831,541	6,169,515	96,290	1,421,958
Russell Walls	56,439,774	6,560,674	96,898	1,421,958

Proposal Two:

To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual Meeting of Shareholders of the Company and to authorize the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
64,392,942	25,708	100,654

Proposal Three:

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
55,933,616	954,165	6,209,565	1,421,958

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

By:	/s/ Mark A. Jenkins
Name:	Mark A. Jenkins
Title:	Chief Governance Officer & Corporate Secretary

Date: June 21, 2016